UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                KEYSTONE HERITAGE
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

KEYSTONE HERITAGE
GROUP INCORPORATED
555 Willow Street
P.O. Box 1285
Lebanon, Pennsylvania  17042


                                                                 March 7, 1997


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, APRIL 15, 1997


To Stockholders:

     The Annual Meeting of the Stockholders of KEYSTONE HERITAGE GROUP, INC. (the "Company") will be held in the Ballroom of the Quality Inn Lebanon Valley, 625 Quentin Road, Lebanon, Pennsylvania, at 10:00 A.M. on Tuesday, April 15, 1997, for the following purposes:

     1.  TO ELECT FOUR DIRECTORS OF THE COMPANY.

     2. TO RATIFY THE SELECTION of KPMG Peat Marwick LLP as the Company's Independent Public Accountants for the fiscal year ending December 31, 1997.

     3. TO TRANSACT SUCH other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on February 20, 1997 shall be entitled to notice of and to vote at this meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING ON APRIL 15, 1997. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON IF YOU WISH TO DO SO AT THE MEETING.

                                          By order of the Board of Directors

                                          Lance M. Frehafer
                                          Secretary

                         KEYSTONE HERITAGE GROUP, INC.
                               555 Willow Street
                          Lebanon, Pennsylvania 17046


                                PROXY STATEMENT


Voting at the Meeting

     This Proxy Statement, which is being sent to stockholders on or about March 7, 1997, is furnished in connection with the solicitation of proxies by the Board of Directors of Keystone Heritage Group, Inc., (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held April 15, 1997 (the "Annual Meeting") and any postponements or adjournments thereof.

     Only stockholders of record of the Company's Common Stock at the close of business on February 20, 1997, shall be entitled to vote at the Annual Meeting. As of February 20, 1997, the Company had issued and outstanding 3,965,583 common shares of par value $5.00 per share (the "Common Stock"). Each stockholder shall have the right to one vote for each share of Common Stock held in such stockholder's name on the books of the Company. Cumulative voting for the election of directors is not permitted.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telecopy by officers, directors, and certain employees of the Company who will not be specially compensated for such soliciting. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees, and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

     Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the four nominees for director, as identified under "Election of Directors" below; and FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's Independent Public Accountants for the 1997 fiscal year; and, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Execution of the accompanying proxy will not affect a stockholder's right to attend the meeting and vote in person. Any stockholder executing a proxy has the right to revoke it by delivering notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at any time before the proxy is voted. If you attend the meeting and you desire to vote in person, you may revoke your proxy at that time.

     The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of votes which all stockholders are entitled to cast will constitute a quorum for the meeting. In the election of directors, assuming a quorum is present, the four nominees receiving the highest number of votes cast at the Annual Meeting will be elected. The affirmative vote of a majority of the votes cast at the meeting is required for the selection of the Company's Independent Public Accountants, assuming a quorum is present with respect to such matters. An abstention or the specific direction not to cast any vote on a specific matter, such as broker non-vote, will not constitute the casting of a vote.


                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of thirteen directors, divided into one class of five directors and two separate classes of four directors. The Board intends to nominate Messrs. Raymond M. Dorsch, Jr., Donald W. Lesher, Jr., Mark Randolph Tice and Ms. Wendie DiMatteo Holsinger, the members of the class of four directors whose terms expire at the Annual Meeting, for re-election at the Annual Meeting to serve until the Company's 2000 Annual Meeting of Stockholders and until their successors have been duly elected and have qualified. The Board of Directors has the authority to fill any vacancy, and if any vacancy occurs, the term of the director appointed to fill such vacancy shall continue for the remainder of the term which was vacated. It is the intention of the named proxy voters to vote FOR the nominees set forth below for the terms indicated unless directed otherwise. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the persons named in the proxy may vote such proxy for such other person as they may determine.

     The Company has set a mandatory retirement age of 72 years for its directors. No Director shall be elected or continue to serve as director who has attained the age of 72 years as of the time of the Annual Meeting. Mr. Lance M. Frehafer and Mr. Earnest D. Williams, Jr., currently directors of the Company whose terms expire in 1998 and 1999, respectively, will retire from the Board of Directors at the April 1997 Annual Meeting pursuant to this policy. The vacated Director positions of Mr. Frehafer and Mr. Williams will not be filled at the Annual Meeting.

     The following table provides certain information, including age and principal occupation of each nominee and continuing director of the Company.


         DIRECTORS TO BE ELECTED FOR A THREE-YEAR TERM EXPIRING IN 2000

                                                                                     Director
                                                                                     of the
                                                                                     Company
Name and Age                 Principal Occupation                                     Since
Raymond M. Dorsch, Jr. (67)   Vice President for Medical Affairs,                       1983
                              Good Samaritan Hospital
                              (1987-Present)

Wendie DiMatteo Holsinger (38)Chief Executive Officer, ASK Foods, Inc.                  1995
                              (Manufacturer and Distributor of food products)
                              (1991-Present)

Donald W. Lesher, Jr. (52)    Chairman of the Board, Lebanon Valley National Bank       1983
                              President, Lesher Mack Sales and Service, Inc.
                              (Retail truck sales and service)
                              (1968-Present)

Mark Randolph Tice (55)       President, APR Supply Company                             1983
                              (Distributor of plumbing, heating, and cooling products)
                              (1971-Present)


                          DIRECTORS CONTINUING IN OFFICE UNTIL 1998

                                                                                     Director
                                                                                      of the
                                                                                     Company
Name and Age                  Principal Occupation                                    Since


Charles V. Henry, III (62)    Senior Partner, Henry & Beaver,                           1983
                              (Attorneys-at-law)
                              (1960-Present)

Bruce A. Johnson (52)         Owner, Gallery 444, Ltd.                                  1992
                              (Art gallery)
                              (1980-Present)

John E. Wengert (64)          President, Wengert's Dairy, Inc.                          1995
                              (1989-Present)

                          DIRECTORS CONTINUING IN OFFICE UNTIL 1999

                                                                                    Director
                                                                                      of the
                                                                                     Company
Name and Age                 Principal Occupation                                     Since
Harry J. Gensemer (35)        President, J. Wilson Barto Sons, Inc.                     1993
                              (Hardware, plumbing, heating, and fuel oil)
                              (1989-Present)

Albert B. Murry (56)          President and Chief Executive Officer                     1983
                              Keystone Heritage Group, Inc.
                              (1983-Present)
                              Lebanon Valley National Bank
                              (1978-Present)

Thomas I. Siegel (42)         President, Stanilla and Siegel, CPA's                     1993
                              (Public Accounting)
                              (1976-Present)

Brett H. Tennis (37)          Partner, Walz, Deihm, Geisenberger,                       1993
                              Bucklen & Tennis, CPAs
                              (Public Accounting)
                              (1988-Present)


                                    BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of February 14, 1997 by (a) each director or executive officer who owned beneficially any Common Shares and (b) all directors and executive officers of the Company as a group. As of February 14, 1997, there was no Schedule 13-G filed with the Securities and Exchange Commission by an individual(s) indicating such person(s) beneficially owned more than five percent of the Company's outstanding Common Stock. The following information is based upon the information provided to the Company by such persons.

                                                 Beneficial Ownership
                                               Shares          Percentage

Directors (6)

   Raymond M. Dorsch, Jr.                      14,604              *

   Lance M. Frehafer                            3,653              *

   Harry J. Gensemer                           78,134 (1)         1.97%

   Charles V. Henry, III                       30,350 (2)          *

   Wendie DiMatteo Holsinger                      266              *

   Bruce A. Johnson                             7,041              *

   Donald W. Lesher, Jr.                       23,553              *

   Albert B. Murry                              9,747 (3)          *

   Thomas I. Siegel                            29,887 (4)          *

   Brett H. Tennis                                333              *

   Mark Randolph Tice                          17,935              *

   John E. Wengert                              7,866              *

   Earnest D. Williams, Jr.                    60,079             1.52%

Other Executive Officers

   Kurt A. Phillips                             3,660 (5)          *

All directors and executive officers
of the Company as a group (14 persons)        287,108             7.24%

*Does not exceed one percent of the class so owned.

     Shares which are shown as beneficially owned are held of record individually by the person indicated or jointly with a spouse or children living in the same household, or as trustee, custodian or guardian for minor children living in the same household.

Footnotes to director information:

(1) Mr. Gensemer holds shared voting and investment power with respect to 10,222 shares.

(2) Mr. Henry holds shared voting and investment power with respect to 1,476 shares.

(3) Mr. Murry holds shared voting and investment power with respect to 3,168 shares. Mr. Murry had been granted stock options amounting to 20,134 shares under the Company's 1994 Stock Incentive Plan. As of February 14, 1997, the stock option shares granted to Mr. Murry have not been exercised.

(4) Mr. Siegel holds shared voting and investment power with respect to 250 shares.

(5) Mr. Phillips holds shared voting and investment power with respect to 71 shares. Mr. Phillips had been granted stock options amounting to 12,000 shares under the Company's 1994 Stock Incentive Plan. As of February 14, 1997, the stock option shares granted to Mr. Phillips have not been exercised.

(6) Each director listed in the table above had been granted stock options amounting to 1,000 shares under the Company's 1996 non-employee Director Stock Option Plan, except for Mr. Murry whose is not eligible for the 1996 non-employee Director Stock Option Plan since he is employed by the Company. As of February 14, 1997, none of the stock option shares granted to the Company's Directors have been exercised.

     Meetings and Committees of the Board of Directors

     The Board of Directors of the Company held 8 formal meetings during 1996. The Board of Directors of the Company has no standing committees. Nominations for election as a director, other than those made by or on behalf of the existing management of the Company, shall be made in writing and shall be delivered or mailed to the Secretary of the Company not less than forty-five
(45) days prior to any meeting of the stockholders called for the election of directors. Each director of the Company is also elected as a director of Lebanon Valley National Bank (the "Bank"), the Company's wholly owned subsidiary.

     The Board of Directors of the Bank held 13 formal meetings during 1996.

     The Board of Directors of the Bank has a Lending Committee, a Trust Committee, an Audit Committee, a Compensation Committee and a Finance Committee. All committee members are appointed annually by the Board of Directors to serve a one-year term. The Board has no standing Nominating Committee.

     The Bank's Audit Committee consists of Messrs. Dorsch, Frehafer, Gensemer and Tennis. The Committee reviews and approves the Bank's Internal Audit Group's annual audit plan, including audit procedures and reports of audits conducted. The Committee also meets with the Company's Independent Public Accountants to discuss their Report of Audit of the Company's financial records and reviews the banking regulatory agencies' reports of examination and the Bank's reply to these reports. The Committee met 5 times during 1996.

     The Bank's Compensation Committee consists of Messrs. Dorsch, Lesher, Siegel, Tice and Ms. Holsinger. The Committee reviews the compensation and benefits program for the Company's and the Bank's Board of Directors, officers and employees. The Committee met 8 times during 1996.

     During 1996, all directors attended, in person, at least 75% of the aggregate of the total number of meetings of the Board of Directors of the Company.

Remuneration of Directors

     The Chief Executive Officer of the Company and of the Bank does not receive any additional compensation for serving on the Board of Directors of the Company or the Bank or for attending any committee meetings. Each other director of the Company and the Bank receives an annual retainer fee of $9,000 for their services provided to both boards, and also is reimbursed for certain expenses incurred in attending Board and committee meetings. The Chairman of the Board of the Bank receives an annual stipend of $12,000 for service in such capacity. Each director also receives $200 for each meeting of the Board attended, and fees of $250 for each committee meeting attended. In addition, members of the Audit Committee who are not officers of the Company receive an annual retainer of $1,000.

     Total remuneration of directors of the Company and the Bank for Board and committee meetings during 1996 was $197,900.

     In addition, the Board of Directors granted a total of 12,000 shares of the Company's Common Stock to non-employee Directors under the Company's 1996 Independent Directors Stock Option Plan. The following Directors were each granted 1,000 shares of Common Stock at an exercise price of $21.75 per share:
Messrs. Raymond M. Dorsch, Jr., Lance M. Frehafer, Harry J. Gensemer, Charles V. Henry III, Bruce A. Johnson, Donald W. Lesher, Jr., Thomas I. Siegel, Brett H. Tennis, Mark Randolph Tice, John E. Wengert, Earnest D. Williams, Jr and Ms. Wendie DiMatteo Holsinger. The options became exercisable on November 14, 1996 and expire on May 14, 2006.

Certain Director Relationships

     Charles V. Henry, III, Esquire, is a partner in the law firm of Henry & Beaver, which provided legal services to the Company and the Bank during 1996 and in prior years. During 1996, the Company paid to Henry & Beaver fees totalling $269,272. The Company and the Bank plan to continue to use the services of this law firm during 1997.

Transactions with Directors and Officers

     Certain directors and executive officers of the Company, and their associates, were customers of and had transactions with the Bank in the ordinary course of business during the Company's fiscal year ended December 31, 1996. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectability or present other unfavorable features. It is expected that any other transactions with directors and officers and their associates in the future will similar as those made under normal business circumstances.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     During 1996 the Company engaged KPMG Peat Marwick LLP, Independent Public Accountants, as its principal accounting firm and has been selected by the Board of Directors to serve in the same capacity for 1997. The Board of Directors recommends that the stockholders ratify the selection of KPMG Peat Marwick LLP as the Company's Independent Public Accountants for the year ending December 31, 1997. If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the selection of independent public accountants will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors, at its discretion, may direct the appointment of a new independent public accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSAL

     Stockholder proposals may be submitted for inclusion in the Company's 1998 proxy material, but in order to be considered, proposals must be received no later than November 3, 1997. Proposals must be in writing and sent via registered, certified or express mail to: Corporate Secretary, Keystone Heritage Group, Inc., 555 Willow Street, P.O. Box 1285, Lebanon, Pennsylvania 17042-1285. Management carefully considers all proposals and suggestions from its stockholders. When adoption is clearly in the best interests of the Company and stockholders, and can be accomplished without stockholder approval, the proposal is implemented without inclusion in the Proxy statement.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the management and Board of Directors of the Company know of no other business to be presented for action at the meeting. If other matters should properly come before the Annual Meeting, the persons named in the proxy will, to the extent permitted by the rules of the Securities and Exchange Commission, have discretionary authority to vote the shares represented by them in accordance with their best judgment. Management urges each stockholder, whether or not he or she intends to be present and to vote at the Annual Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

                            ADDITIONAL INFORMATION

                            EXECUTIVE COMPENSATION


Remuneration of Management

     The following table sets forth certain information concerning the compensation of the President and Chief Executive Officer of the Company and the Bank and the Treasurer of the Company, who is also the Executive Vice President and Chief Financial Officer of the Bank, at December 31, 1996. There were no other executive officers employed by the Company or the Bank at December 31, 1996 who received aggregate remuneration from the Company and the Bank for the year ended December 31, 1996 which exceeded $100,000.

     The table summarizes the Chief Executive Officer's and the Executive Vice President and Chief Financial Officer's compensation for the years ended December 31, 1996, 1995 and 1994, including base salary. Compensation earned but deferred is reported as annual salary.


                          SUMMARY COMPENSATION TABLE


                                    Long-Term
                                  Compensation
                                     Awards
                                   Securities
                                                        Underlying     All Other
                      Annual Compensation (1)             Options/       Compen-
Name and                           Salary     Bonus         SARs         sation
Principal Position        Year       ($)       ($)           (#)         ($) (2)

Albert B. Murry           1996     195,000    38,136        6,800         3,986
President and Chief       1995     187,000    21,882        6,667         3,916
Executive Officer         1994     179,600         0        6,667         3,910

Kurt A. Phillips          1996      99,167    18,388        4,000         1,983
Executive Vice President  1995      85,000     3,675        4,000         1,700
and Chief Financial       1994      76,000         0        4,000         1,520
Officer

(1) The Company has omitted in the Summary Compensation Table information concerning the value of perquisites and other personal benefits which, in the aggregate, are less than the greater of $50,000 or 10% of the salary and bonus reported for Mr. Murry or Mr. Phillips, including employee benefit plans such as hospitalization insurance, group life insurance, and long-term disability insurance which are offered on a non-discriminatory basis to employees and officers.

(2) Mr. Murry received a benefit of $611 during 1996 in the form of employer-provided automobile usage and $3,375 of 401-K Plan employer contributions. Mr. Phillips received a benefit of $1,983 in the form of 401-K Plan employer contributions.

                               STOCK OPTION GRANTS

     The following table sets forth information concerning grants of stock options pursuant to the Company's Stock Option Plan with respect to the Company's President and Chief Executive Officer and Executive Vice President and Chief Financial Officer under the 1994 Stock Option Plan for officers and key employees of the Company.

                                                                                        Potential
                                                                                      Realizable Value at
                                   OPTION GRANTS IN LAST FISCAL YEAR                     Assumed Annual
                                                                                      Rates of Stock Price
                                                                                          Appreciation
                                            Individual Grants                            for Option Term
                        Number              % of
                          of               Total
                      Securities          Options/
                      Underlying            SARs
                       Options/          Granted to        Exercise
                         SARs            Employees          or Base
                       Granted           in Fiscal           Price       Expiration
Name                     (#)                Year          ($/Sh) (1)      Date (2)       5% ($)   10% ($)

1994 Stock Option Plan
for Officers & key employees:
Albert B. Murry         6,800               38.2%           $21.75        05/14/06      106,859   257,761
Kurt A. Phillips        4,000               22.5%            21.75        05/14/06       62,858   151,624

(1) The exercise price of all options granted must be equal to or greater than the fair market value on the date of the grant. The exercise price may be paid in cash, or in shares of stock owned by the option holder prior to exercising the option, provided such shares have a fair market value on the date of payment equal to the option exercise price for the shares of stock being purchased, or in any combination thereof.

(2) Terms of outstanding options are for a period of ten years from the date of grant, subject to earlier termination upon certain events related to termination of employment. Options were exercisable on or after November 14, 1996.

     The following table sets forth the value of unexercised options to purchase Common Stock granted with respect to the Company's President and Chief Executive Officer and Executive Vice President and Chief Financial Officer under the 1994 Stock Option Plan for officers and key employees of the Company.

                 AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION/VALUES


                                              Number of Securi-     Value of
                                               ties Underlying     Unexercised
                                                 Unexercised      In-the-Money
                                                Options at          Options at
                                               12/31/96 (#)        12/31/96 ($)

                                                Exercisable/      Exercisable/
Name                                          Unexercisable    Unexercisable(1)

1994 Stock Option Plan
for Officers & key employees:

Albert B. Murry                                 20,134/0          $29,301/$0
Kurt A. Phillips                                12,000/0          $17,480/$0


(1) Average of the dealer "bid" and "asked" prices of the underlying securities on the last day of 1996 minus the exercise price of "in-the-money" options. No options were exercised in 1995 or 1996.

Employment Agreements

     The Bank has entered into an agreement with Albert B. Murry, President and Chief Executive Officer, pursuant to which he is employed as President and Chief Executive Officer and with Kurt A. Phillips, pursuant to which he is employed as Executive Vice President and Chief Financial Officer of the Bank. Mr. Murry's agreement provides that he is to be paid a base salary, plus increases and bonuses as are consistent with those made available to other officers of the Bank. The Bank may terminate this Agreement upon three-years notice, the death or disability of Mr. Murry, upon his conviction of a crime involving moral turpitude, or upon being charged with a criminal offense arising out of his employment. Mr. Phillips' agreement provides that he is to be paid a base salary, plus increases and bonuses as are consistent with those made available to other officers of the Bank. The Bank may terminate this Agreement upon thirty months notice, the death or disability of Mr. Phillips, upon his conviction of a crime involving moral turpitude, or upon being charged with a criminal offense arising out of his employment.

     Under the rules of the Securities and Exchange Commission, the Board Compensation Committee Report on Executive Compensation below and the Stock Price Performance Graph appearing in this proxy statement are not to be deemed to be "solicitation material" or to be "filed" with the Commission, or to be subject to certain of the proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically requests that such information be treated as "soliciting material" or specifically incorporates it by reference into a filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Board Compensation Committee Report and the Stock Price Performance Graph shall not be incorporated by reference in such filings.


Board Compensation Committee Report on Executive Compensation

     The Compensation Committee is a committee composed of five outside directors of the Company's Board of Directors. The Committee makes recommendations to the full Board of Directors regarding the adoption, extension, amendment and termination of the Company's compensation plans and benefits programs for the Company's and the Bank's directors, officers and employees. It also reviews the specific compensation of senior management and officers, including salaries and bonuses, the Stock Option Plan, and any other supplemental compensation plans applicable to senior management or officers of the Company. The compensation of the Company's executive officers is set by the Board of Directors based upon the Compensation Committee's recommendations.

Compensation of Executive Officers
     The Company applies a consistent philosophy in determining the compensation of all of its employees, including senior management. The Company's policy for executive compensation is designed to attract and retain employees with superior skills and abilities through its compensation programs. Every officer and staff position in the Company has a base salary range which has been determined after consideration of salary levels in the labor markets in the Company's marketplace. The Company rewards individual performance by providing annual merit increases for its officers as an incentive which is based upon results achieved as measured against specific performance goals for each position and division as established by management. The Committee approved an overall merit increase of 4.0 percent for 1996. These merit increases were awarded to officers in a range from 0 percent to 7.24 percent determined according to the relative performance of each individual.

     Executive officers are compensated at levels which reflect the risks and rewards of the strategic decision-making responsibilities which are an integral component of those positions. Executive officers are reviewed annually by their superiors and are evaluated based upon individual performance goals and objectives established by senior management. The Compensation Committee consults with the Chief Executive Officer to make salary decisions for executive officers (other than the Chief Executive Officer) based on the experience, performance, team results, and other factors for each of these officers.

     The Company believes that a portion of its employee compensation, especially for key officers, should be contingent upon the attainment of demanding performance goals that support long-term growth in the Company's stock market value. This policy is effected by the Company's bonus plan, which rewards all employees, including executive officers, in the form of cash bonuses for levels of performance by the Company which exceed predetermined benchmarks.

Stock Option Grants
     Under the Company's Stock Incentive Plan, shares of the Company's common stock may be granted to executive officers and other employees. Grants are made at a price no less than the common stock's fair market value which is defined as the average of the dealer "bid" and "asked" prices as reported in years prior to 1995 by the National Association of Securities Dealers, Inc. and in 1995 and 1996, the average of the highest and lowest reported sale prices on the American Stock Exchange as of the date of the grant. The purpose of the Stock Option Plan is to provide an incentive to key officers through participation in the appreciation of the Company's capital stock so as to secure, retain, and motivate personnel who may be responsible for the operation and management of the affairs of the Company.

     Stock options were granted in 1996 with an exercise price equal to the fair value of the stock, defined as the average of the highest and lowest sales prices reported by the American Stock Exchange (securities exchange on which the Company is listed) as of the date of the grant. The decision to make the grants was based upon the financial performance of the Company, however the assessment did not include any specific quantitative or qualitative factors or criteria, and was made based upon subjective evaluation of the aforementioned factors.


Chief Executive Officer's and Executive Vice President and Chief Financial Officer's Compensation and Stock Option Grants

     The compensation of the Chief Executive Officer and of the Executive Vice President and Chief Financial Officer is determined by the Compensation Committee using the same philosophy as for other executive officers. The Chief Executive Officer and the Executive Vice President do not attend Compensation Committee meetings during their review of their compensation. The base compensation of the Chief Executive Officer and of the Executive Vice President is determined after subjective assessment of performance in the areas of management oversight, development of strategy, involvement in community affairs and leadership skills. Although the financial performance of the Company with respect to return on average assets and return on average equity, absolute earnings performance, changes in the value of the Company's stock and quantity and quality of assets is considered, no specific measures are tied to the compensation decision and a certain amount of subjective judgement is used in arriving at this decision. The Compensation Committee determined the Chief Executive Officer's 1996 base compensation by increasing his 1995 base salary by
4.3 percent. The Compensation Committee determined the Executive Vice President's 1996 base compensation by considering compensation of individuals in like positions at other similar institutions. Adjustments were made to Mr. Phillips 1996 base compensation to reflect the increased level of responsibilities assigned to him in 1996 and 1995.

     As  previously  discussed,  the  Company  believes  that a  portion  of its employee compensation should be contingent upon the attainment of demanding performance goals that support long-term growth in the Company's stock market value. This policy is effected by the Company's bonus plan, which rewards all employees, including executive officers, in the form of cash bonuses for levels of performance by the Company that exceed predetermined benchmarks. During 1996, Mr. Murry and Mr. Phillips received $38,136 and $18,388, respectively, in the form of such bonuses. This amount was tied specifically to the performance of the Company for 1995 as compared to a predetermined benchmark. Mr. Murry and Mr. Phillips received a bonus of $21,882 and $3,675, respectively, in 1995 and
received  no  bonus  during  1994  with  respect  to  the  Company's   financial
performance.

     On May 14, 1996 Mr. Murry and Mr. Phillips were granted an option to purchase 6,800 shares and 4,000 shares, respectively, of the Company's Common Stock. This grant was made by the Committee after consideration of the Company's financial performance and other factors as of the date of the grant. Although the Committee considered this data and other factors in granting these awards, it did not apply any specific quantitative or qualitative factors or criteria, and made this decision based upon subjective judgement of the aforementioned factors.


                                            COMPENSATION COMMITTEE
                                            Mark Randolph Tice, Chairman
                                            Raymond M. Dorsch, Jr.
                                            Wendie DiMatteo Holsinger
                                            Donald W. Lesher, Jr.
                                            Thomas I. Siegel

Stock Price Performance Graph

     The following graph compares for fiscal years 1992 through 1996 the yearly change in the cumulative total return to holders of the common stock of the Company with the cumulative total return of the NASDAQ Market Index and of an index of a peer group of Mid Atlantic banking companies (the "Peer Group" or the "MG Group") provided by an independent research firm. The index Peer Group may be available for comparative presentation by other financial institutions, however, it is not a nationally published index.

     The Peer Group consists of 141 publicly-held Mid Atlantic banking companies of various sizes. The companies included in this Peer Group are comparable with the Company with respect to services offered and channels of distribution. For the purpose of the Peer Group Index, the Peer Group companies have been weighted based upon their relative market capitalizations.



     THE COMPANY'S STOCK PERFORMANCE GRAPH APPEARS HERE IN THE PROXY STATEMENT THAT IS IN PRINTED FORM. THE DATA POINTS BELOW DETAILS THE INFORMATION IN THE GRAPH FROM DECEMBER 31, 1991 TO DECEMBER 31, 1996.

                                 1991     1992     1993     1994     1995     1996
Keystone Heritage Group, Inc.   100.00   147.58   171.97   179.94   216.29   223.94

Industry Index                  100.00   125.23   155.57   147.70   224.28   317.65

Broad Market Index              100.00   100.98   121.13   127.17   164.96   204.98


Employee Retirement Benefits

     The Company has no retirement plan.

     The Bank sponsors a defined benefit plan qualified under the Employee Retirement Income Security Act of 1974. The following table shows for various periods of credited service, the estimated annual benefits currently payable upon retirement at age 65 to a participating employee, assuming retirement occurred in 1996.

                                    PENSION PLAN TABLE
Final Average
   Salary                             Years of Credited Service

                         5         10          20           30          40

 $100,000            $ 9,854     $19,708     $39,415     $59,123     $ 76,476
  120,000             12,004      24,008      48,015      72,023       93,026
  140,000             14,154      28,308      56,615      84,923      109,576
  160,000             15,229      30,458      60,915      91,373      117,851
  180,000             15,229      30,458      60,915      91,373      117,851
  200,000             15,229      30,458      60,915      91,373      117,851
  220,000             15,229      30,458      60,915      91,373      117,851
  240,000             15,229      30,458      60,915      91,373      117,851

     Payments to the Plan Trustee are made each year on the basis of actuarial calculations. The amount of payment to the Plan Trustee in respect to a specific person cannot be separately or individually calculated. Total pension expense for the fiscal years 1996 and 1995 was $328,000 and $287,000 respectively.

     All full-time and certain part-time employees of the Bank who attain the age of 21 and complete one year of eligible service are eligible participants under the Plan. The Plan generally provides for a prospective benefit at the age of 65 calculated as follows: (a) 1.50% of the participants average compensation during the five highest paid, consecutive years within the ten years prior to retirement, plus (b) .65% of the participant's same average compensation in excess of the Social Security integration level in effect on the date of termination or retirement times the years of creditable service (maximum of 35 years for part (b)). The annual base salary used to calculate the average base salary is the amount which would be earned in one year at the rate of earnings, excluding overtime and bonus. The Social Security integration level for any plan year is equal to 100% of covered compensation for an individual who attains Social Security retirement age as of the beginning of such plan year.

     Current Federal law places limitations on the amount of retirement income that may be paid through a pension plan qualified under the Internal Revenue Code. This limit is not reflected in the above chart. As of October 1, 1996, such limitations have not been exceeded for any of the plan participants.


     As of February 20, 1997, the Company's President and Chief Executive Officer and the Company's Executive Vice President named in the remuneration table, had compiled credited service under the Plan as follows:

          Albert B. Murry.................................... 19 years
          Kurt A. Phillips................................... 18 years

Compliance With Beneficial Ownership Reporting Rules

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership of the Company's equity securities on Form 3 and reports of changes therein on Forms 4 and 5.

     Based on the Company's records and other information furnished to it, the Company believes that all persons subject to the reporting requirements of
Section 16(a) filed the required reports on a timely basis.


                                  ANNUAL REPORT

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, including financial statements as audited by KPMG Peat Marwick LLP, accompanies this proxy statement and is being mailed to stockholders on or about March 7, 1997.

     A copy of the Company's annual report on Form 10-K for the year ended December 31, 1996 will be mailed to any stockholder without charge upon written request directed to: Treasurer, Keystone Heritage Group, Inc., 555 Willow Street, P.O. Box 1285, Lebanon, Pennsylvania 17042. Such Annual Report and Form 10-K are not to be deemed proxy solicitation material.

                                          By order of the Board of Directors
                                          Albert B. Murry
                                          President and
                                          Chief Executive Officer

                          KEYSTONE HERITAGE GROUP, INC.
                          PROXY FOR ANNUAL MEETING 1997

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                 OF DIRECTORS OF KEYSTONE HERITAGE GROUP, INC.

     The undersigned holder of common stock of Keystone Heritage Group, Inc. (the "Company") hereby appoints Ira L. Kreider and Richard R. Klotz, or either of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of the common stock of Keystone Heritage Group, Inc. held of record in the name or names of the undersigned at the Annual Meeting (the "Meeting") of the Stockholders of the Company to be held at 10:00 A.M., on Tuesday, April 15, 1997, in the Ballroom of the Quality Inn Lebanon Valley, 625 Quentin Road, Lebanon, Pennsylvania, and at all postponements or adjournments thereof, with all the powers the undersigned would possess if personally present. Said proxies are specifically authorized to vote:

     1.  ELECTION OF DIRECTORS

      [ ] FOR the following nominees        [ ] WITHHOLD AUTHORITY to vote
         (except as marked to the contrary)     for all nominees listed below

         For a Three Year Term Expiring in 2000

         Raymond M. Dorsch, Jr.           Donald W. Lesher, Jr.
         Wendie DiMatteo Holsinger        Mark Randolph Tice


     INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through the nominee's name.

     2. PROPOSAL to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

              [ ] FOR              [ ] AGAINST           [ ] ABSTAIN

     3. In their discretion upon the transaction of such other matters as may properly come before the meeting or any postponement or adjournments thereof.


     The shares represented by the Proxy will be voted as specified. If no specification is made, this Proxy will be voted "FOR" the election of nominees for director listed above and "FOR" the ratification of the selection of the independent public accountants. This Proxy may be revoked at any time prior to the voting thereof.


                                           PLEASE SIGN HERE EXACTLY
                                           AS NAME APPEARS ON LABEL.

                                           Date:___________, 1997

     WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.